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  As filed with the Securities and Exchange Commission on September 24, 2003.
                                                      Registration No. 333-97847
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         FIRST FEDERAL BANCSHARES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                        6035                   37-1397683
  (State or Other Juris-         (Primary Standard            (IRS Employer
diction of Incorporation        Industrial Classifi-        Identification No.)
     or Organization)            cation Code Number)


                              109 EAST DEPOT STREET
                           COLCHESTER, ILLINOIS 62326
                                 (309) 776-3225
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 JAMES J. STEBOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              109 EAST DEPOT STREET
                           COLCHESTER, ILLINOIS 62326
                                 (309) 776-3225
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            PAUL M. AGUGGIA, ESQUIRE
                            AARON M. KASLOW, ESQUIRE
                          MULDOON MURPHY & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840



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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering 22,406 shares of the $.01 par value common stock (the "Common Stock") of First Federal Bancshares, Inc. (the "Company") previously registered and offered pursuant to the terms of the Proxy Statement/Prospectus dated April 23, 2002 (the "Prospectus"). The remaining 229,904 shares registered pursuant to this Registration Statement on Form S-4 have been issued in accordance with the Prospectus in the exchange described therein.

     The Company has determined that no further shares will be offered, exchanged and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as practicable after the filing of Post-Effective Amendment No. 1.



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CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colchester, State of Illinois, on September 24, 2003.

                                First Federal Bancshares, Inc.


                                By:   /s/ James J. Stebor
                                      -------------------------------------
                                      James J. Stebor
                                      President and Chief Executive Officer
                                      (principal executive officer)